UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2008

PERCEPTRON, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-2461
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 18, 2008, Perceptron, Inc. (the “Company”) entered into Severance Agreements which supersede and render void prior severance agreements with the following executive officers: Harry T. Rittenour, John H. Lowry III and Mark S. Hoefing.

The Severance Agreement between the Company and Mr. Rittenour provides for, among other things, the payment of an amount of cash severance equal to one times his current annual base salary, as in effect immediately prior to his termination, a prorated portion of any bonus he would have earned for the year of termination had Mr. Rittenour been employed by the Company at the end of the applicable bonus period, and continuation of Company-provided health, welfare and car benefits for one year.

The Severance Agreements between the Company and Messrs. Lowry and Hoefing provide for, among other things, the payment of an amount of severance equal to six months of their current annual base salary, as in effect immediately prior to their termination, a prorated portion of any bonus they would have earned for the year of termination had they been employed by the Company at the end of the applicable bonus period, and continuation of Company-provided health, welfare and car benefits for six months.

Severance is payable to Messrs. Rittenour, Lowry and Hoefing only if they are terminated by the Company for any reason other than death, disability, or cause (as defined in the Severance Agreements).

In the event of a change in control (as defined in the Severance Agreements), and if within certain time periods set forth in the Severance Agreements, such executive officers are terminated by the Company for any reason other than death, disability or cause, or they resign for good reason (as defined in the Severance Agreements), Mr. Rittenour will be entitled to an amount of severance equal to two times his current annual base salary, as in effect immediately prior to his termination, a prorated portion of his target bonus for the year of termination, based on the number of days worked in the year of termination, continuation of Company-provided health benefits until Mr. Rittenour becomes eligible for Medicare benefits and welfare and car benefits for two years and continued coverage under director and officer liability insurance policies, and Messrs. Lowry and Hoefing will be entitled to an amount of severance equal to one times their current annual base salary, as in effect immediately prior to their termination, a prorated portion of their target bonus for the year of termination, based on the number of days worked in the year of termination, continuation of Company-provided health, welfare and car benefits for one year and continued coverage under director and officer liability insurance policies.

Attached hereto and incorporated by reference as Exhibits 10.1, 10.2 and 10.3 are the Severance Agreements relating to such executive officers. The foregoing description summarizes certain provisions of the Severance Agreements and is qualified in its entirety by reference to the terms and conditions in the attached documents.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

C.	Exhibits.

Exhibit No.	Description

10.1	Severance Agreement dated December 18, 2008 between the Company and Harry T. Rittenour.

10.2	Severance Agreement dated December 18, 2008 between the Company and John H. Lowry III.

10.3	Severance Agreement dated December 18, 2008 between the Company and Mark S. Hoefing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.
(Registrant)

Date: December 23, 2008	/s/ David W. Geiss
By: David W. Geiss
Title: Vice President

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Severance Agreement dated December 18, 2008 between the Company and Harry T. Rittenour.

10.2	Severance Agreement dated December 18, 2008 between the Company and John H. Lowry III.

10.3	Severance Agreement dated December 18, 2008 between the Company and Mark S. Hoefing.